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                                                                     Exhibit 3.2

                                COMPANY STATUTES

                          COMPANHIA ANTARCTICA PAULISTA
                   INDUSTR1A BRASILEIRA DE BEBIIDAS E CONEXOS
                      CNPJ (TAX ID) NO. 60.522.000/0001-83
                             NIRE NO. 35.300.037.324

                                    CHAPTER I
                 COMPANY NAME, HEADQUARTERS, OBJECT AND DURATION

ARTICLE 1 - COMPANHIA ANTARCTICA PAULISTA INDUSTRIA BRASILEIRA DE BEBIDAS E CONEXOS, a Corporation incorporated on February 9, 1891, shall be ruled by the legal provisions to which it is currently subjected or may be subjected in the future, and by the regulations contained herein.

ARTICLE 2 - The Company object is as follows:

        a) the production and marketing of beers, soft drinks, beverages in general, ice and carbonic acid gas;

        b) the production and marketing of raw materials and their by-products, several materials including for handling and packaging, devices, machines, equipment and other thing necessary or useful for its activities listed in letter "a" above;

        c) the agricultural cultivation and promotion, in the field, of cereals and fruits that are used in the industrial activities of the Company as raw materials, as well as in other areas that demand the maximum dynamics in the exploration of the virtues of the Brazilian soil, mainly in the areas of food and health;

        d) the processing, disposal and other sanitation services, and the processing of products that an the result of the activities listed in item "c", whether to fulfill its own industrial purposes, or for the sale, including its by-products;

        e) the direct or indirect exploration of Bars, Restaurants, Fast Food and similar businesses;

        f) to provide technical assistance, marketing, management and other services, whether directly or indirectly related to the main activities of the Company;

        g) the importation of any and all products necessary for the industry and commerce;

        h)      to export its products;

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        i)      to sign agreements for the sale and/or distribution of products of its own or of its subsidiaries, whether directly or through third parties, to use the transportation necessary in the distribution of its products, by-products and accessories, and to use any system or guidelines that, at the discretion of its Board of Directors, may bring the desired results;

        j) to operate in the areas of research, drilling, pumping, processing, industrialization, marketing and distribution of the asset Mineral Water, in the whole national territory.

        SECTION 1 - In order to achieve its purposes, it may create and establish any branch offices and warehouses, anywhere in the national territory and abroad.

ARTICLE 3 - The Company headquarters is located in the Capital of the State of Sao Paulo.

ARTICLE 4 - The duration period of the Company is undetermined.

                                   CHAPTER II
                            CAPITAL STOCK AND SHARES

ARTICLE 5 - The Capital Stock is R$ 500,000,000.00 (five hundred million Reais), divided into 12,000,000 (twelve million) shares without certificates, 10,725,470 (ten million, seven hundred and twenty-five thousand, four hundred and seventy) of which in common stock and 1,274,530 (one million, two hundred and seventy-four thousand, five hundred and thirty) of which in preferred stock, without nominal value. The shares shall be deposited at Banco Itau S.A. in the name of their holders, without the issue of certificates.

        SECTION 1 - Each common share shall have the right to one vote in the decisions of the Shareholders' Meeting.

        SECTION 2 - The Company shares are without certificates, kept in a deposit account in the name of their holders, at the financial institution indicated by the Board of Directors.

        SECTION 3 - The Company has the option of suspending the services of transfers and split ups of shares and certificates in order to comply with the decisions of the Shareholders' Meeting, however it cannot do so for more than 90 (ninety) intercalated days during the fiscal year, nor for more than 15 (fifteen) consecutive days.

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ARTICLE 6 - The preferred shares:

        a) shall not have the right to vote and they cannot be converted into common shares;

        b) shall have the preference in the reimbursement of capital in case of Company liquidation; and

        c) shall have the right to receive dividends in cash higher than those paid to common shares, in the terms of Law No. 6404/76.

ARTICLE 7 - The preferred shares without the right to vote may represent up to 2/3 (two thirds) of the total shares issued by the Company.

ARTICLE 8 - The Company is authorized, up to the maximum limit under the law, to create and/or issue, as a consequence of a subscription, bonus or split up, new classes of preferred shares, with or without the right to vote, even if more favored than the previously existing ones, fixing their respective preferences, advantages, redemption, amortization or conversion conditions.

        SECTION 1 - The Company may increase the number of preferred shares of any class, even without keeping the proportion with other classes of preferred shares or with common shares, and also increase the common shares without keeping the proportion with the preferred shares.

        SECTION 2 - The preferred shares without right to vote with fixed or minimum dividends, when issued, they shall acquire the exercise of this right if the Company fails to pay the fixed or minimum dividends to which they are entitled during consecutive fiscal years, and they shall keep this right up to the payment, if such dividends are not cumulative, or until the overdue cumulative dividends are paid, all in conformance with Section 1 of Article 111 of Law No. 6404/76.

ARTICLE 9 - The compensation provided for in Section 3 or Article 35 of Law No. 6404/76 may be eventually charged from the shareholders, observing the maximum limits as determined by the Brazilian Securities and Exchange Commission.

ARTICLE 10 - The issuing of shares, debentures convertible into shares, and subscription bonus, the placement of which is made (i) through the sale on the stock exchange; through public subscription; or

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(iii) for exchange of shares, in a public offering for the acquisition of control, may be performed with the exclusion of the right of first refusal.

ARTICLE 11 - The Board of Directors may, based on a plan approved in a Shareholders' Meeting, grant the option for the purchase of shares to the management, employees or individuals that render services to the Company or to companies under its control.

                                   CHAPTER III
                             SHAREHOLDERS' MEETINGS

ARTICLE 12 - The Shareholders' Meeting has powers to decide about all businesses related to the Company object and take the decisions that it may deem suitable to its defense and development.

ARTICLE 13 - The Shareholders' Meeting shall be held and chaired by the shareholders that are chosen at the time, who can nominate up to 2 secretaries.

ARTICLE 14 - The decisions made in the Shareholders' Meetings, except for the cases provided for under the Law, shall be taken by absolute majority of votes, and blank votes shall not be taken into account.

ARTICLE 15 - The Shareholders' Meeting shall be held within the first four months after the end of the fiscal year, which shall decide about the issues under its authority, as provided under the Law.

ARTICLE 16 - The Special Shareholders' Meeting shall be held whenever the company interests demand the opinion of the shareholders, as well as in the cases provided for herein and under the Law.

                                   CHAPTER IV
                               COMPANY MANAGEMENT

ARTICLE 17 - The Company shall be managed by a Board of Directors and an Executive Board, as provided for herein and under the Law.

        SECTION 1 - The Shareholders' Meeting shall determine the global amount of the compensation of the Management, which shall be distributed by the Board of Directors, as set forth in Article 23 herein.

PART I - BOARD OF DIRECTORS

ARTICLE 18 - The Board of Directors shall consist of 03 (three) to 08 (eight) members, one of whom the Chairman, all of them shareholders and residing in the Country, elected every three years by the

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Shareholders' Meeting and who may be discharged by it, and their reelection is permitted. The Shareholders' Meeting may appoint one or more acting substitutes for the officially elected members.

        SECTION 1 - Observing the provision in the caption of this article above, the number of members of the Board of Directors in each term of office shall be previously fixed in each Shareholders' Meeting, the agenda of which is the election of the members of the Board of Directors, and such issue shall be submitted by the Chairman of the Meeting.

        SECTION 2 - Either the Shareholders' Meeting or the Board of Directors may decide to create committees of the Board of Directors, for the purposes of examining specific issues, the analysis of which requires the specific technical knowledge of its members.

        SECTION 3 - The members of the Board of Directors shall take office by signing the respective document, recorded in an appropriate book and shall remain in their positions until their successors take office.

ARTICLE 19 - The Board of Directors shall have a Chairman, with privileges and responsibilities identical to those of all Members, who shall be elected by majority of vote of its members, immediately after such members take office.

ARTICLE 20 - The Board of Directors shall meet ordinarily every 6 months and hold a special meeting whenever necessary, through call, by its Chairman or by the majority of its members.

ARTICLE 21 - The Board of Directors shall be established, operate and decide effectively by vote of approval from the majority of attending members.

        SECTION 1 - The Chairman shall not be entitled to the deciding vote, in case of a draw in the voting for the decisions of the Board of Directors, but only to their respective individual votes.

ARTICLE 22 - In case of impediment or permanent absence of any Member, the elected substitute shall fill the vacant position, until the next Shareholders' Meeting, where the substitute who will complete the term of office of the absent or impeded Member shall be elected.

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        SECTION 1 - The Member vacancy, if there is no substitute, may be filled by the Board of Directors, until the first Shareholders' Meeting, which shall decide about filling the position, the substitute of which shall complete the term of office of the substituted member.

        SECTION 2 - The members of the Board of Directors, during their temporary absences or impediments, shall be substituted by their respective substitutes, or in the absence of the latter, by another Member, nominated for this purpose by the absent Member him/herself. In this latter case, the Member who is substituting the absent or impeded Member, in addition to his/her own vote, shall also express the one of the absent Member.

ARTICLE 23 - The decisions about the issues listed below shall be the responsibility of the Board of Directors:

        1) to determine the general guidelines for the Company businesses, approving the directives, company policies and basic objectives, for the main Company operations.

        2)      to approve the annual investment budget of the Company;

        3)      to approve the strategic five-year plan of the Company;

        4) to elect and discharge the Company Directors and determine their duties;

        5) to inspect the management actions of the Directors, and examine, at any time, the books and papers of the company and request information about any and all actions executed, or that will be executed by the Company;

        6) to designate, from the global amount of compensation fixed by the Shareholders' Meeting, the monthly fees to be paid to each member of the Company Management;

        7) to define the general criteria for compensation and benefits policy (indirect benefits, profit and/or sales sharing) for the management and higher rank employees (i.e. superintendents or equivalent management officers) of the Company;

        8)      To appoint and discharge independent auditors of the Company;

        9) to decide about issuing shares and subscription bonus, within the limit of the Company's authorized capital;

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        10)     to make previous statements about the management discussion and analysis, the Executive Board statement of accounts, the financial statements for the year and to examine the monthly interim balance sheets;

        11) to submit to the Shareholders' Meeting the destination to be given to the net profit for the year;

        12) to call for the Shareholders' Meeting and, where appropriate, the Special Shareholders' Meeting;

        13) to approve any businesses or agreements between the Company and/or any of its subsidiaries, managers and/or shareholders (including the direct or indirect partners of the Company shareholders);

        14) to approve the creation, acquisition, assignment, transfer, burden and/or disposal, by the Company, whatever the reason or form, of shares, quotas and/or any securities issued by any subsidiary of the Company;

        15) to approve the contracting, by the Company, of an operation of indebtedness in an amount higher than 10% (ten percent) of the Shareholders' Equity of the company as recorded in the last audited balance sheet, amount which shall be considered as an isolated operation or a set of related operations;

        16) to approve the execution, amendment, termination, renewal or cancellation of any and all contracts, agreements or similar documents involving the trademarks registered or pending in the name of the Company, or of any Company subsidiary;

        17) to approve the grant of loans and guarantees of any kind by the Company, in an amount higher than 1% (one percent) of the Shareholders' Equity of the Company, as recorded in the last audited balance sheet, to any third parties, except (i) in favor of Company employees or employees of Company subsidiaries; and
                (ii) in favor of Company subsidiaries;

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        18)     to approve the execution by the Company of any and all long term agreements (i.e. agreements the duration of which is longer than one year) that involve an amount higher than 5% (five percent) of the Shareholders' Equity of the company as recorded in the last audited balance sheet, amount which shall be considered as an isolated operation or a set of related operations;

        19) to decide about capital holdings of the Company in other companies, as well as any interest in other endeavors, including through a consortium or a partnership;

        20) to decide about the suspension of activities of the Company; except in cases of stoppage for the maintenance of its equipments;

        21) to authorize the acquisition of Company shares to be held in the treasury, for cancellation or subsequent assignment, observing the applicable legal provisions;

        22) to decide about issuing Commercial Promissory Notes for public distribution, observing the legal provisions;

        23) to authorize the incorporation or acquisition of other companies or their affiliation;

        24)     to authorize the implementation of new factories;

        25) to authorize the establishment or closing of branch offices and other businesses, including those abroad;

        26) to authorize the assignment and/or encumbrance of permanent assets in an amount higher than 5% (five percent) of the Shareholders' Equity of the Company;

        27) to exercise all other legal privileges conferred hereunder or in the Shareholders' Meeting; and

        28) to resolve contingencies not covered hereunder and to exercise other privileges that are not conferred hereunder or under the law to another body of the Company.

        SECTION 1 - The decisions of the Board of Directors shall be written in the records of the meetings that shall be signed by the members in attendance.

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PART II THE EXECUTIVE BOARD

ARTICLE 24 - The Executive Board shall consist of 4 to 15 members, who may be shareholders or not, Country residents, one of them being the Chief Executive Officer and the other Officers without a specific designation, all of whom elected by the Board of Directors, and who may be discharged by same, at any time, with a term of office of 2 (two) years, and they can be reelected.

        SECTION 1 - In case of vacancy of the position as Director, or the impediment of the Official, the Board of Directors shall be responsible for electing the new Director or to appoint the substitute, fixing, in any case, the term of office and the respective salary.

        SECTION 2 - The Executive Board is responsible for exercising the privileges that are conferred under the Law, the Company Statutes or by the Board of Directors in order to take the actions necessary for the regular operations of the Company.

        SECTION 3 - The Directors shall take office by signing the respective document, written in an appropriate book and shall remain in the position until their successors take office.

ARTICLE 25 - The Executive Board, presided by the Chief Executive Officer, shall hold meetings whenever necessary, but at least every six months.

        SECTION 1 - The meeting shall be held with the attendance of the majority of Directors members of the Executive Board.

        SECTION 2 - In the Executive Board Meetings, the Chief Executive Officer shall have the deciding vote, in case of draw in the voting.

ARTICLE 26 - The records of the meetings and the decisions of the Executive Board shall be written in an appropriate book.

ARTICLE 27 - The Chief Executive Officer is specifically responsible for the following:

        a) to submit the annual work and budget plans, investment plans and new Company expansion programs, promoting their execution as approved;

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        b)      to prepare the Company operational strategies and guidelines, as well as to establish the criteria for the execution of the decisions of the Shareholders' Meeting and the Board of Directors, with the aid of the other Directors;

        c) to supervise all Company activities, guiding them in the most adequate fashion to the company object;

        d) to coordinate and command the activities of the Executive Board, calling for and presiding its meetings; and

        e) to exercise all other privileges conferred by the Board of Directors.

ARTICLE 28 - The Directors without specific designation are responsible for the following:

        a) to coordinate the activities of the financial, treasury, accounting, systems and legal departments of the Company;

        b)      to follow up the performance of Company investments;

        c) to exercise, specifically in relation to the Director appointed for this purpose by the Board of Directors, the duties as Investor Relations Director, observing the legal provisions; and

        d) to carry out all other duties as decided in the meeting of the Board of Directors.

ARTICLE 29 - The documents that imply commercial, banking, financial or asset responsibility for the Company, such as agreements in general, endorsement of checks, promissory notes, bills of exchange, invoices and any and all credit securities, confession of indebtedness, collateral signatures or sureties, agreements for opening of credit and similar contracts, as well as powers of attorney for representation in court, powers of attorney-in-fact, require the signatures, in order to be validated, of the following:

        a)      of two members of the Executive Board, or

        b)      of one member of the Executive Board with an Attorney-in-Fact.

        SECTION 1 - The signature of the above listed officials may be object of proxy, and the documents may be signed jointly by two Attorneys-in-Fact, provided the Powers of Attorney that constituted the Attorneys are signed by two Directors.

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        SECTION 2 - The actions taken by the branch offices, in order to be valid, shall contain the signatures:

        a)      of two members of the Executive Board, or

        b)      of a member of the Executive Board with an Attorney-in-Fact, or

        c)      of two Attorneys-in-Fact, observing the criteria determined in
                Section 1 of this article.

                                    CHAPTER V
                                 AUDIT COMMITTEE

ARTICLE 30 - The Company shall have a non-permanent Audit Committee, consisting of 3 to 5 members and an equal number of substitutes, who may be shareholders or not, residing in the Country, and it shall only be elected in a Shareholders' Meeting upon request of the shareholders, according to the law, with annual term of office.

        SECTION 1 - In order to operate, the Audit Committee is required to have the majority of its members in attendance.

        SECTION 2 - The Audit Committee is responsible for electing its President in the 1st Session held after the election of the Committee.

        SECTION 3 - The Audit Committee shall have the privileges that the Statute and the Law confer upon it.

ARTICLE 31 - The works of the Audit Committee shall cease when the first Shareholders' Meeting is held after it was established, and its members can be reelected.

ARTICLE 32 - The compensation of the members of the Audit Committee shall be fixed in the Shareholders' Meeting that elects them.

                                   CHAPTER VI
                                   FISCAL YEAR

ARTICLE 33 - The fiscal year shall comprise the period of one year, and shall end on the last day of December each year.

ARTICLE 34 - At the end of each fiscal year, the financial statements shall be prepared based on the business records of the Company, as provided for under the Law.

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        SECTION 1 - The Board of Directors may determine the preparation of interim balance sheets every six months or smaller periods, and approve the distribution of dividends based on the profits earned according to each balance sheet, observing the provision in Art. 204 of Law No. 6404/76.

        SECTION 2 - The Board of Directors also may decide for the distribution of interim dividends at any time, based on accumulated profits or existing profit reserves in the previous annual or half-year balance sheet.

        SECTION 3 - The Executive Board, after previously consulting with the Board of Directors and the Audit Committee, if established, may fix the amount of interest to be paid or credited to the shareholders, for interest on own capital, according to Art. 9 of Law No. 9249/95, as amended by Law No. 9430/96.

        SECTION 4 - The interim dividends and the interest on own capital shall always be considered as an advance of the minimum mandatory dividend.

ARTICLE 35 - From the income for the year:

        a) it shall be deducted, before any holding interest, the eventual accumulated losses and the provision for income tax;

        b) up to 10% (ten percent) of the remaining profit may be reserved for distribution among the employees according to parameters to be established by a Performance Evaluation Committee that shall take into account the individual performance and efficiency as approved by the Board of Directors;

        c) the amount necessary to pay for the management fees shall be deducted, observing the legal limitations;

        d) from the amount determined according to items (a) to (c) of this article or from the interim balance sheets as set forth in
                Section 1 or Article 16 herein, up to 10% (ten percent) may also be used, in the form of Art. 187, VI, of Law No. 6404/76, for the purposes of paying for the charges from the Foundations of Assistance to the Company

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                collaborators and management and of its subsidiaries, observing the regulations set forth by the Board of Directors regarding this matter.

        SECTION 1 - From the net income for the year, obtained after the deductions set forth in items (a) to (d) of this Article, the following amounts shall be destined:

        a) 5% (five percent) for the legal reserve, up to 20% (twenty percent) of the paid-in capital stock or the limit provided for in Section 1 of Art. 193 of Law No. 6404/76;

        b) from the balance of the net income for the period, after the deduction set forth in item (a) of this Article and adjusted as set forth in Art. 202 of Law No. 6404/76, 27.5% (twenty-seven point five percent) shall be used in the payment of the mandatory dividend to all its shareholders;

        c) an amount not lower than 5% (five percent) and not higher than 68.875% (sixty-eight point eight hundred and seventy-five thousandth percent) of net income, for Investment Reserve, aimed at financing the expansion of Company activities and those of its subsidiaries, including the subscription of capital increases or the creation of new enterprises.

        SECTION 2 - The reserve provided for in item (c) of Section 1 may not be higher than 80% (eighty percent) of capital stock. After this limit, the Shareholders' Meeting shall be responsible for deciding about the balance, proceeding to its distribution to the shareholders or the increase in capital stock.

                                   CHAPTER VII
                    LIQUIDATION, DISSOLUTION AND TERMINATION

ARTICLE 36 - The company shall enter dissolution, liquidation or termination proceedings in the cases provided for under the Law, or by virtue of a decision of the Shareholders' Meeting.

        SECTION 1 - The manner in which the liquidation is to be carried out shall be decided in a Shareholders' Meeting that shall also elect the Audit Committee that will operate during the liquidation period.

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        SECTION 2 - The Board of Directors shall appoint the liquidator, establish the liquidator's fees and the guidelines for this operation.

                           Sao Paulo, August 11, 2000



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                          COMPANHIA ANTARCTICA PAULISTA
                    INDUSTRIA BRASILEIRA DE BEBIDAS E CONEXOS
                        ANTARCTICA GROUP HOLDING COMPANY
                      CNPJ (Tax ID) No. 60.522.000/0001-83
                             NIRE No. 35.300.037.324

RECORDS OF THE SPECIAL SHAREHOLDERS' MEETING HELD ON MARCH 31, 2001, WRITTEN IN SUMMARY FORM.

1. DATE, TIME AND PLACE OF THE MEETING: on March thirty-first, 2001, at 6:00 PM, at the Company headquarters, located at 215 Maria Coelho Aguiar Ave., Building "F" - 7th floor, in the City of Sao Paulo

2. MEMBERS IN ATTENDANCE: the only shareholder of the Company, Companhia de Bebidas das Americas - AmBev, as evidenced by the signature in the Shareholders Attendance Book.

3. THE BOARD: Dr. Victorio Carlos De Marchi, as Chairman of the Meeting, and Luis Felipe Pedreir Dutra Leite as secretary;

4.    CALL FOR THE MEETING: the call was waived, in the terms of Article 124,
Section 4, of Law No. 6404/76 ("Corporation Law"), due to the presence of the only shareholder, as the Company is a wholly owned subsidiary of Companhia de Bebidas das Americas - AmBev.

5.    DECISIONS:

      5.1 After reading and discussing it, to approve, without any exception or amendment, the Protocol and Justification of Buyout of COMPANHIA CERVEJARIA BRAHMA ("Merged Company") by COMPANHIA ANTARCTICA PAULISTA INDUSTRIA DE BEBIDAS E CONEXOS ("Merging Company"), executed on March 30, 2001 ("Protocol and Justification"). The Protocol and Justification, duly validated by the Board, consists of Attachment I to the Records of this Meeting and shall be filed at the Company headquarters;

      5.2 To approve the change of Company's name, which shall be named hereafter Companhia Brasileira de Bebidas, and as a consequence, to amend
      Article I of the Company Statutes that shall consist of the following wording:

             "ARTICLE 1 - COMPANHIA BRASILEIRA DE BEBIDAS, A CORPORATION INCORPORATED ON FEBRUARY 09, 1891, SHALL BE RULED BY THE LEGAL PROVISIONS TO WHICH IT IS CURRENTLY SUBJECTED OR MAY BE SUBJECTED IN THE FUTURE, AND BY THE REGULATIONS CONTAINED HEREIN."

      5.3 To approve the establishment of Company branch offices where units of the Merged Company previously existed, as listed in the document contained in Attachment II hereto;

      5.4 To ratify the appointment of Apsis Consultoria Empresarial S/C Ltda., a company headquartered at 125 Rio Branco Ave., 8th floor, in the City and State of Rio de Janeiro CNPJ/MF (Tax ID) No. 27.281.922/0001-70 ("Apsis") as the specialized company that will perform the appraisal of the Net Worth of the merged company, Companhia Cervejaria Brahma, company headquartered at Estrada do Engenho D'Agua, 199-parte, in the City and State of Rio de Janeiro, the articles of incorporation of which are filed at the Rio de Janeiro Board of Trade, NIRE No. 33.300.012.974, CNPJ/MF (Tax ID) No. 33.366.980/0001-08. The representatives of Apsis, having been previously consulted about their interest in performing the appraisal, are

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      present in the meeting and at this time they submit their previously prepared appraisal report ("Appraisal Report");

      5.5 After reading and discussing the Appraisal Report, to approve it without any exception amendment, which states that the merged company's Net Worth at book value is worth, on February 28, 2001, at least R$ 2,809,592,288.13 (two billion, eight hundred and nine million, five hundred and ninety-two thousand, two hundred and eighty-eight Reais and thirteen Centavos). The Appraisal Report, duly validated by the Board, consists of Attachment III hereto, and it shall be filed at the Company headquarters.

      5.6 To decide that, for the purposes of the merger dated March 31, 2001 and in compliance with the caption of Article No. 224 of Law No. 6404/76, the values appraised on February 28 2001 are being preliminarily used for the merger, i.e. thirty days before the date of the event, because the final merger values, based on the date of the event on March 31, 2001, are currently being appraised. Note that after its completion, the company merger actions shall be reconfirmed based on the final Net Worth values appraised on March 31, 2001.

      5.7 To approve the increase in company capital, by turning the Shareholder's Equity into an issuing 7,094,290,256 (seven billion, ninety-four million, two hundred and ninety thousand, two hundred and fifty-six) new shares, 2,628,451,468 (two billion, six hundred and twenty-eight million, four hundred and fifty-one thousand, four hundred and sixty-eight) of which in common stock, and 4,465,838,788 (four billion, four hundred and sixty-five million, eight hundred and thirty-eight thousand, seven hundred and eighty-eight) of which in preferred stock, for the issue price of R$ 396.03571136 per thousand share lot, with rights equal to the currently existing shares, and which shall fully participate in the results of the current year.

      5.8 To verify the subscription of the shares now being issued, as set forth in item 5.7 above by the legal representatives of the merged company, in conformance with the authorization approved in the General Meeting of the Merged Company, held on the present date, in the form of
      Article 252, Section 2, of Law No. 6404/76, and the subscription bulletin, which is contained in Attachment IV hereto.

      5.9 Consequently, to change Article 5 of the merging company's Statutes, which shall have the following wording:

             "ARTICLE 5 - THE CAPITAL STOCK IS R$ 3,309,592,288.13 (THREE BILLION, THREE HUNDRED AND NINE MILLION, FIVE HUNDRED AND NINETY-TWO THOUSAND, TWO HUNDRED AND EIGHTY- EIGHT REAIS AND THIRTEEN CENTAVOS), DIVIDED INTO 7,106,290,256 (SEVEN BILLION, ON HUNDRED AND SIX MILLION, TWO HUNDRED AND NINETY THOUSAND, TWO HUNDRED AND FIFTY SIX) SHARES WITHOUT CERTIFICATES, 2,639,176,938 (TWO BILLION, SIX HUNDRED AND THIRTY NINE MILLION, ONE HUNDRED AND SEVENTY-SIX THOUSAND, NINE HUNDRED AND THIRTY-EIGHT) OF WHICH IN COMMON STOCK AND 4,467,113,318 (FOUR BILLION, FOUR HUNDRED AND SIXTY- SEVEN MILLION, ONE HUNDRED AND THIRTEEN THOUSAND, THREE HUNDRED AND EIGHTEEN) OF WHICH IN PREFERRED STOCK, WITHOUT NOMINAL VALUE. THE SHARES SHALL BE DEPOSITED AT BANCO ITAU S.A., IN THE NAME OF THEIR HOLDERS, WITHOUT THE ISSUE OF CERTIFICATES."

      5.10 To authorize the Company management to take all supplementary actions to the merger, including records, entries and transfers necessary to the full regularization of the operation, such as the necessary transfers and/or cancellation of the records of the merged company and its branch offices before the federal, state and municipal government offices, undertaking to keep the accounting books for the required legal period.

      5.11 To authorize the writing of the Records of this Special Shareholders' Meeting, in summary form, in the terms of Section 1 of
      Article 130 of the Corporation Law.

6. CLOSING: As there was nothing else to be discussed, the Records relative to this Special Shareholders' Meeting were written, which were approved and signed by the Shareholder present in the Meeting and by the members of the board. (Signed) Victorio Carlos De Marchi, Chairman; Luis Felipe Pedreira Dutra Leite, for the shareholder Companhia de Bebidas das Americas - AmBev; and by the Secretary.

                       This is a true copy of the original.

                            Sao Paulo, March 31, 2001

                                   [signature]
                        Luis Felipe Pedreira Dutra Leite
                                    Secretary

                         COMPANHIA BRASILEIRA DE BEBIDAS
                      CNPJ (Tax ID) No. 60.522.000/0001-83
                             NIRE No. 35.300.037.324

RECORDS OF THE SPECIAL SHAREHOLDERS' MEETING HELD ON JUNE 11,2001, WRITTEN IN SUMMARY FORM.

1. DATE, TIME AND PLACE OF THE MEETING: on June eleventh, 2001, at 6:00 PM, at the Company headquarters, located at 215 Maria Coelho Aguiar Ave., Building "F" - 7th floor, in the City of Sao Paulo.

2. MEMBERS IN ATTENDANCE: the only shareholder of the Company, Companhia de Bebidas das Americas - AmBev, as evidenced by the signature in the Shareholders Attendance Book.

3. THE BOARD: Dr. Victorio Carlos De Marchi, as Chairman of the Meeting, and Luis Felipe Pedrein Dutra Leite as secretary;

4.    CALL FOR THE MEETING: the call was waived, in the terms of Article 124,
Section 4, of Law No. 6404/76 ("Corporation Law"), due to the presence of the only shareholder, as the Company is a wholly owned subsidiary of Companhia de Bebidas das Americas - AmBev.

5.    DECISIONS:

      5.1 To reduce the company capital in the amount of R$ 1,788,585,461.00 (one billion, seven hundred and eighty-eight million, five hundred and eighty-five thousand, four hundred and sixty one Reais), without decrease in number of shares, in order to bring the company capital into agreement with the needs of its operations, to reorganize the investment in subsidiaries through the transfer of investment to the parent company and to absorb losses in previous years.

      5.2    The reduced capital amount shall have the following destination:

             a. To absorb all losses accumulated in previous years, in the amount of R$ 257,783,107.41 (two hundred and fifty-seven million, seven hundred and eighty. three thousand, one hundred and seven Reais and forty-one Centavos);

             b. To transfer, to the only shareholder of this company, 115,611 common shares of the company EAGLE DISTRIBUIDORA DE BEBIDAS S.A., with a book value of R$ 955,367,708.00 (nine hundred and fifty-five million, three hundred and sixty-seven thousand, seven hundred and eight Reais);

             c. To cancel the credit relative to an inter-company loan agreement executed with the controlling shareholder in the amount of R$ 228,434,645.59 (two hundred and twenty-eight million, four hundred and thirty-four thousand, six hundred and forty-five Reais and fifty-nine Centavos), and with EAGLE DISTRIBUIDORA DE BEBIDAS S.A. in the amount of R$ 347,000,000.00 (three hundred and forty-seven million Reais); totaling the amount of R$ 575,434,645.59 (five hundred and seventy-five million, four hundred and thirty-four thousand, six hundred and forty-five Reais and fifty-nine Centavos).

      5.3 As a consequence, to amend Article 5 of the Company Statutes, which shall have the following wording, keeping the respective sections:

             "ARTICLE 5 - THE CAPITAL STOCK IS R$ 1,570,594,434.07 (ONE BILLION, FIVE HUNDRED AND SEVENTY MILLION, FIVE HUNDRED AND NINETY-FOUR THOUSAND, FOUR HUNDRED AND THIRTY-FOUR REAIS AND SEVEN CENTAVOS), DIVIDED INTO 7,106,290,256 (SEVEN BILLION, ONE HUNDRED AND SIX MILLION, TWO HUNDRED AND NINETY THOUSAND, TWO HUNDRED AND FIFTY-SIX) SHARES WITHOUT CERTIFICATES, 2,639,176,938 (TWO BILLION, SIX HUNDRED AND THIRTY-NINE MILLION, ONE HUNDRED AND SEVENTY-SIX THOUSAND, NINE HUNDRED AND THIRTY-EIGHT) OF WHICH COMMON STOCK, AND 4,467,113,318 (FOUR BILLION, FOUR HUNDRED AND SIXTY-SEVEN MILLION, ONE HUNDRED AND THIRTEEN THOUSAND, THREE HUNDRED AND EIGHTEEN) OF WHICH PREFERRED STOCK, WITHOUT NOMINAL VALUE. THE SHARES SHALL BE DEPOSITED AT BANCO ITAU S.A., IN THE NAME OF THEIR HOLDERS, WITHOUT THE ISSUE OF CERTIFICATES."

      5.4 To authorize the Company management to take all supplementary actions necessary for the full regularization of this operation.

      5.5 To authorize the writing of the Records of this Special Shareholders' Meeting, in a summary form, in the terms of Section 1 of
      Article 130 of the Corporation Law.

6. CLOSING: As there was nothing else to be discussed, the Records relative to this Special Shareholders' Meeting were written, which were approved and signed by the Shareholder present in the Meeting and by the members of the board. (Signed) Victorio Carlos De Marchi, Chairman; Luis Felipe Pedreira Dutra Leite, for the shareholder Companhia de Bebidas das Americas - AmBev; and by the Secretary.

                      This is a true copy of the original.

                             Sao Paulo, June 11,2001

                                   [signature]
                        Luis Felipe Pedreira Dutra Leite
                                    Secretary

                          COMPANHIA ANTARCTICA PAULISTA
                    INDUSTRIA BRASILEIRA BE BEBIDAS E CONEXOS
                      CNPJ (Tax ID) No. 60.522.000/0001-83
                             NIRE No. 35.300.037.324

RECORDS OF THE SPECIAL SHAREHOLDERS' MEETING HELD ON AUGUST 15, 2000.

1. DATE, TIME AND PLACE OF THE MEETING: on August 15, 2000, at 10:00 AM, at the Company headquarters, located at 274 Presidente Wilson Ave., in the City of Sao Paulo.

2. MEMBERS IN ATTENDANCE: the only shareholder of the Company, Companhia de Bebidas das Americas - AmBev, as evidenced by the Shareholders Attendance Book.

3. THE BOARD: Dr. Victorio Carlos De Marchi, as Chairman of the Meeting, and Fernanda Cardoso da Rocha de Campos as secretary;

4.    CALL FOR THE MEETING: the call was waived, in the terms of Article 124,
Section 4, of Law No. 6404/76, due to the presence of the only shareholder of the Company, which holds all its capital stock, as evidenced by the records and signature in the Shareholders Attendance Book.

5.    DECISIONS:

      a. To approve the global change in the Company Statutes, which shall be filed at the Sao Paulo Board of Trade as per the attachment hereto;

      b. To approve the change of Company headquarters address to 215 Maria Coelho de Aguiar Ave., Building "F" - 7th floor, part - Sao Paulo, SP.

      c. To authorize the writing of the Records of this Special Shareholders' Meeting, in a summary form, in the terms of Section 1 of Article 130 of Law No. 6404/76.

6. CLOSING: As there was nothing else to be discussed, the Records relative to this Special Shareholders' Meeting were written, which were approved and signed by the Shareholder present in the Meeting and by the members of the board. (Signed) Victorio Carlos De Marchi, President, for the shareholder Companhia de Bebidas das Americas - AmBev; Victorio Carlos De Marchi, Chairman of the Meeting; Fernanda Cardoso da Rocha de Campos, Secretary of the Meeting.

                           Sao Paulo, August 15, 2001

                                   [signature]
                       Fernanda Cardoso da Rocha de Campos
                                    Secretary

                                   [signature]
                            Victorio Carlos De Marchi
                                    Chairman